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                                                                 EXHIBIT 13.20.1
                             ARTICLES OF INCORPORATION
                                         OF
                             PCI ACQUISITION CO., INC.


     FIRST. The name of the Corporation is:

                             PCI Acquisition Co., Inc.

     SECOND. The address of its registered office in the State of Kansas is 515 South Kansas, Topeka, County of Shawnee, Kansas 66603. The name of its resident agent at such address is the Corporation Company, Inc.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

     In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     FOURTH.

     (a) The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, of the par value of $0.01 per share.

     The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, by filing a certificate of designations in the manner prescribed under the laws of the State of Kansas, to fix and, if no shares of stock have been issued of a class or series of stock, amend the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class or series) or decreased (but not below the number of shares thereof then outstanding) by filing a certificate of designations in the manner prescribed under the laws of the State of Kansas.

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     (b) No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

     FIFTH.  The name and mailing address of the incorporator are as follows:


     NAME                          ADDRESS
     Craig L. Evans           1201 Walnut, Suite 2800
                              Kansas City, Missouri 64106

     SIXTH. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws, The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of the stockholders, until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal, are as follows:


     NAMES                              ADDRESSES
     R. Jack DeCrane          2361 Rosecrans Avenue, Suite 180
                              El Segundo, California 90245

     Richard J. Kaplan        2361 Rosecrans Avenue, Suite 180
                              El Segundo, California 90245

     SEVENTH. Elections of directors need not be by ballot unless the Bylaws of the Corporation so provide.

     EIGHTH. The original Bylaws of the Corporation shall be adopted in any manner provided by law. Thereafter, the Bylaws of the Corporation may from time to time be amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon, or (ii) by a majority of the full Board of Directors, and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the Board of Directors to amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaws or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide, and (B) shall not divest the stockholders of their power, nor limit their power, to amend or repeal the Bylaws, or to adopt new Bylaws.

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     NINTH.  The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws of the State of Kansas.

     Without limiting the generality of the foregoing provisions of this Article NINTH, to the fullest extent permitted or authorized by the laws of the State of Kansas, including, without limitation, the provisions of subsection (b)(8) of K. S.A. 17-6002 as now in effect and as it may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the limitation of liability provided by the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6901 and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808 and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     ELEVENTH. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest in such person.

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     TWELFTH.  The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of Kansas) outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     The undersigned, for the purpose of forming a corporation under the Kansas general corporation code, does hereby execute these Articles, and does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly has executed these Articles of Incorporation as of September 29, 1999.



                              /s/  Craig L. Evans
                              ----------------------------
                              Craig L. Evans, Incorporator




STATE OF MISSOURI        )
                         )  SS,
COUNTY OF JACKSON        )


     This instrument was acknowledged before me this 29th day of September, 1999, by Craig L. Evans,




                                   /s/  Erin Dudley
                                   ----------------------------------------
                                   Notary Public in and for said County and
                                   State

(NOTARIAL SEAL)


My commission expires:  February 5, 2001
                        ------------------------------------

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